UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2011

Arena Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31161	23-2908305
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6166 Nancy Ridge Drive, San Diego, California 92121

(Address of principal executive offices) (Zip Code)

858.453.7200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Arena Pharmaceuticals,” “Arena,” “Company,” “we,” “us” and “our” refer to Arena Pharmaceuticals, Inc., unless the context otherwise provides.

Item 8.01 Other Events.

On October 19, 2011, the Superior Court of the State of California, County of San Diego entered an order preliminarily approving a proposed settlement of the state derivative lawsuits consolidated under the caption In re Arena Pharmaceuticals, Inc. Shareholder Derivative Litigation, Lead Case No. 37-2010-00101051-CU-BT-CTL (the “State Derivative Action”). The proposed settlement would also resolve the federal derivative lawsuits consolidated under the caption In re Arena Pharmaceuticals, Inc. Shareholder Litigation, Lead Case No. 10-CV-2079-BTM-BLM, pending in the United States District Court, Southern District of California (the “Federal Derivative Action”). We refer to the State Derivative Action and the Federal Derivative Action collectively as the “Derivative Actions.” The proposed settlement is subject to final approval by the Superior Court of California. As required by the order, the Summary Notice of Pendency and Proposed Settlement of Shareholder Derivative Actions (the “Summary Notice”), the Notice of Pendency and Proposed Settlement of Shareholder Derivative Actions (the “Actual Notice”), and the Stipulation of Settlement, dated September 9, 2011 (the “Stipulation”) are attached to this Current Report on Form 8-K as Exhibits 99.1, 99.2, and 99.3, respectively. The Summary Notice, the Actual Notice, and the Stipulation are also available on our website at http://invest.arenapharm.com/sec.cfm. Other information contained in or accessible through our website does not constitute part of, and is not incorporated into, this Form 8-K.

The proposed settlement does not involve the stockholder class actions consolidated under the caption Schueneman v. Arena Pharmaceuticals, Inc., et al., Lead Case No. 10-CV-1959-BTM-BLM, alleging that we and certain of our current and former employees and directors violated federal securities laws by making materially false and misleading statements regarding our lorcaserin program, or the action brought by one individual stockholder under the caption Sharp v. Arena Pharmaceuticals, Inc., et al., Case No. 10-CV-2111-BTM-BLM, involving similar legal and factual issues, both of which are currently pending in the United States District Court, Southern District of California.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Summary Notice of Pendency and Proposed Settlement of Shareholder Derivative Actions

99.2	Notice of Pendency and Proposed Settlement of Shareholder Derivative Actions

99.3	Stipulation of Settlement, dated September 9, 2011

Forward-Looking Statements

Certain statements in this Form 8-K are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements about the proposed settlement of the State Derivative Action, the resolution of the Derivative Actions, related approval, and the involvement of other actions in the proposed settlement. For such statements, we claim the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from our expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the following: the settlement may not receive requisite approval, may not have the expected impact, including resolving the Derivative Actions, or may require more activity or expense than expected; the timing of regulatory review and approval is uncertain; the risk that data and other information related to our research and development programs may not meet safety or efficacy requirements or otherwise be sufficient for regulatory approval; our response to the CRL for the lorcaserin NDA or submission of a Marketing Authorization Application for regulatory approval of lorcaserin may not be submitted when anticipated, if at all; the FDA may request other information prior to or after we submit such response or approval of the lorcaserin NDA; unexpected or unfavorable new data; risks related to commercializing new products; our ability to obtain and defend our patents; the timing, success and cost of our research and development programs; results of clinical trials and other studies are subject to different interpretations and may not be predictive of future results; clinical trials and other studies may not proceed at the time or in the manner expected or at all; our ability to obtain adequate funds; risks related to relying on collaborative agreements; the timing and receipt of payments and fees, if any, from collaborators; and satisfactory resolution of pending and any future litigation or other disagreements with others. Additional factors that could cause actual results to differ materially from those stated or implied by our forward-looking statements are disclosed in our filings with the Securities and Exchange Commission. These forward-looking statements represent our judgment as of the time of the filing of this Form 8-K. We disclaim any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2011	Arena Pharmaceuticals, Inc.

	By:	/s/ Steven W. Spector
Steven W. Spector
Senior Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1 99.2 99.3

Summary Notice of Pendency and Proposed Settlement of Shareholder Derivative Actions

Notice of Pendency and Proposed Settlement of Shareholder Derivative Actions

Stipulation of Settlement, dated September 9, 2011